Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-8 of CHINA JO-JO DRUGSTORES, INC. of our report dated July 28, 2022, with respect to the consolidated balance sheet of CHINA JO-JO DRUGSTORES, INC., and its subsidiaries as of March 31, 2022, and the related consolidated statement of operations and comprehensive loss, changes in equity and cash flows for the year ended March 31, 2022.

/s/ YCM CPA, Inc.

YCM CPA, Inc. (PCAOB ID 6781)

Irvine, California

December 15, 2022